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                                                                  EXHIBIT 10a


                         PROPERTY MANAGEMENT AGREEMENT


        THIS AGREEMENT, dated this 15th day of December, 1995, by and between MURRAY INCOME PROPERTIES II, LTD., hereinafter called "Owner", and Murray Realty Investors IX, Inc., hereafter called "Manager."

                                  WITNESSETH:

        WHEREAS, Owner owns and has the right to collect rents from and manage the Property hereinafter described, and desires to engage Manager to manage and operate such Property.

        NOW, THEREFORE, in consideration of the premises, the parties agree as follows:

                                   ARTICLE I

                                    PROPERTY

        1.1 Property: The Property which is the subject of this Agreement is 1202 Industrial Place (the "Building") which with outer improvements is located and situated on the real property described on Schedule "A" attached hereto and made a part hereof (the "Land"). The Building, the Land and other improvements located on the Land and all appurtenances thereto are hereinafter collectively referred to as the "Property".

                                   ARTICLE II

                               COMMENCEMENT DATE

        2.1 Manager's duties and responsibilities under this Agreement shall
begin as of the   1st day of January, 1996, and shall continue until
termination as provided in Article XIII hereof.

                                  ARTICLE III

                           MANAGER'S RESPONSIBILITIES

        3.1 Management. Manager shall manage, operate and maintain the Property in an efficient and satisfactory manner consistent with Owner's instruction and subject to Owner's payment of the costs related thereto as hereinafter set out.

        3.2 Employees: Independent Contractor. Manager shall have in its employ at all times a sufficient number of capable employees to enable it to properly, adequately, safely and economically manage, maintain the Property. All matters pertaining to the employment, supervision, compensation, promotion and discharge of such employees are the responsibility of Manager, which is in all respects the employer of such employees. Manager shall fully comply with all applicable laws and regulations having to do with workers' compensation, social security, unemployment insurance, hours of labor, wages, working conditions and other employer-employee related subjects. This Agreement is not one of agency by Manager for Owner but one with Manager engaged independently in the business of managing properties on its own behalf, as an independent contractor. All employment arrangements are therefore solely Manager's concern and Owner shall have no liability with respect thereto.

        3.3 Employee Staffing. Owner and Manager shall mutually agree on the appropriate number of "on-site" employees whose salaries may be charged to the Property for services rendered to the Property. This employee staffing plan shall be reflected in the approved Operating Budget and shall be subject to modification from time to time upon the mutual agreement of Owner and Manager.

        3.4 Compliance with Laws, Mortgages, etc. Manager shall at Owner's expense comply with all federal, state and municipal laws, ordinances, regulations and orders relative to the management, operation, repair and maintenance of the Property and with the rules, regulations or order of the local Board of Fire Underwriters or other similar body. Manager shall promptly remedy any violation of any such law, ordinance rule, regulation or order which comes to its attention.

        Expenses incurred in remedying violations may be paid from the Operating Account established by Owner pursuant to the terms of Section 7.1 hereof; provided, such expenses do not exceed $3,000 in any one instance. When more than such amount is required or if the violation is one for which the Property title holder might be subject to penalty, Manager shall promptly notify Owner so that prompt arrangements may be made to remedy the violation at Owner's expense.

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        Manager shall be responsible for compliance with all terms and conditions contained in any space lease, mortgage, deed of trust or other security instruments affecting the Property; provided, however, Manager shall not be required to make any payment or incur any liability on account thereof.

        3.5 Approved Budgets. Manager shall, within ten (10) days after execution of this Agreement, prepare and submit to Owner an Operating Budget and a Capital Budget for the promotion, operation, repair and maintenance of the Property for the 1996 calendar year. The Manager shall submit a proposed budget in subsequent years no later than October 1 of each year.

        Owner will consider the proposed budgets and then will consult Manager in the ensuing period prior to the commencement of the forthcoming calendar year in order to agree on an "Approved Operating Budget" and an "Approved Capital Budget".

        Manager agrees to use diligence and to employ all reasonable efforts to ensure that the actual costs of maintaining and operating the Property shall not exceed the Approved Budget pertaining thereto, either in total or in any one accounting category. All expenses must be charged to the proper account as specified in the Approved Chart of Accounts and no expense may be classified or reclassified for the purpose of avoiding an excess in the annual budgeted amount of any accounting category. Manager shall secure Owner's prior written approval for any expenditure that will result in an excess of the greater of $1,5000,000 or ten percent (10%) of the annual budgeted amount in any one accounting category of the Approved Operating Budget.

        During the calendar year, Manager shall inform Owner of any major increases in costs and expenses that were not foreseen during the budget preparation period and thus were not reflected in either Approved Budget.

        3.6 Collection of Rents and Other Income. Manager shall, if requested in writing to do so by Owner, collect all rents (including escalation billings resulting from tenant participation in increase in expenses, taxes and common area maintenance charges) and other charges which may become due at any time from any tenant or from others for services provided in connection with of for the use of any Property or any portion thereof. If requested in writing to do so, Manager shall collect and identify any income due Owner from miscellaneous services provided to tenants or the public including, but not limited to, parking income, tenant storage, and coin operated machines of all types (e.g., vending machines, pay telephones, etc.). All monies so collected shall be deposited in the Operating Account established by Owner pursuant to Section 7.1 hereof. Manger may not, without the prior written approval of Owner, terminate any lease, lock out a tenant, institute suit for rent or for use and occupancy, or proceeding for recovery of possession. In connection with any collection efforts, only legal counsel or collection firms designated by Owner shall be retained. Manager shall not write off any income items without prior approval of Owner.

        3.7 Competitive Bidding. All contracts for repairs, capital improvements, goods and services exceeding $3,000.00 shall be awarded on the basis of competitive bidding, solicited in the following manner:

        (a) A minimum of 2 written bids shall be obtained for each purchase up to $10,000. Purchases over $10,000 will require a minimum of 3 bids.

        (b) Each bid will be solicited on a form prescribed by Owner so that uniformity will exist in bid quotes.

        (c) Manager shall submit bid quotes with a recommendation to Owner for written approval. If Manager advises acceptance of a bid other than the lowest, Manager shall adequately support in writing its recommendations to Owner.

        (d)  Owner shall be free to accept or reject any and all bid quotes.

        (e)  Manager may request Owner to waive competitive bidding rules.

        (f) Contracts may be entered into with affiliates of Manager provided Owner approved the contracts.

        Owner may pay for such expenses from its own resources or may authorize payment by Manager out of the Operating Account.

        3.8 Repairs. Manager shall attend to the making and supervision of all ordinary and extraordinary repairs, decorations and alterations subject to the limits of the approved Operating Budget. Excluded from this provision are expenditures to refurbish, rehabilitate, remodel, or otherwise prepare areas covered by new leases unless otherwise agreed upon in writing between the parties hereto.


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        In case of emergency, Manager may make expenditures for repairs which exceed the limits in Section 3.7 hereof without prior written approval if it is necessary to prevent damage or injury.

        3.9 Capital Improvements. The Approval Capital Budget constitutes an authorization for Manager to expend money for projects up to $5,000.00. With respect to the purchase and installation of major items (costs in excess of $5,000.00) of new or replacement equipment, Manager shall recommend that Owner purchase these items when Manager believes such purchase to be necessary or desirable. Owner may arrange to purchase and install the same itself or may authorize Manager to do so subject to prescribed supervision and specification requirements and conditions.

        The competitive bid rules outlined in Section 3.7 hereof will be observed.

        3.10 Service Contracts. Manager shall not enter into any contract for cleaning, maintaining, repairing or servicing any Property or any of the constituent parts of any Property that requires annual payments in excess of $3,000.00 without the prior written consent of Owner. As a condition to obtaining such consent. Manager shall supply Owner with a copy of the proposed contract and shall state to Owner the relationship, if any, between Manager (or the person or persons in control or Manager) and the party proposed to supply such goods or services, or both.

        All service contracts shall: (a) be in the name of Manager, (b) be assignable, at Owner's option, to Owner or Owner's nominee, (c) include a provision for cancellation thereof by Owner or Manager upon not more than thirty (30) days written notice and (d) shall require that all contractors provide evidence of sufficient insurance. Unless Owner specifically waives such requirements, either by memorandum or as an amendment to the contract, all service contracts shall be subject to bid under procedures as specified in
Section 3.7 hereof. If this Agreement is terminated pursuant to Article XIII hereof, Manager shall, at Owner's option, assign to Owner or Owner's nominee all service agreements pertaining to the Property.

        3.11 Non-Owned Properties. If Owner does not have title to the Property, then notwithstanding the provisions of this Agreement including the provisions relative to the making of repairs or maintenance of the Property, Manager shall not incur any expenses in any month in excess of the income from the property during that month. In any case in which there is doubt, Manager shall inform Owner of the situation so that Owner may have the opportunity of determining what action should be taken under the circumstances.

        3.12 Taxes, Mortgages. Manage shall, if so requested, obtain and verify bills for real estate and personal taxes, improvements, assessments and other like charges which are or may become liens against the Property and recommend payment or appeal as in its best judgment it may decide. Manager shall forward such bills to Owner for payment by Owner in such time to permit Owner to avoid penalty for late payment or to permit Owner to take advantage of discounts. Manager shall not make any payments on account of any ground lease, mortgage, deed of trust or other security instrument, if any, affecting the Property.

                                   ARTICLE IV

                                   INSURANCE

        4.1 Insurance. Owner, at its expense, will obtain and keep in force adequate insurance against physical damage (i.e., fire with extended coverage endorsement, boiler and machinery, etc.) and against liability for loss, damage or injury to property or persons which might arise out of the occupancy, management, operation or maintenance of the Property. Manager will be covered as an additional insured in all liability insurance maintained with respect to the Property. Owner shall save Manager harmless from any liability on account of loss, damage or injury actually insured against and actually collected by Owner. Manager shall notify Owner and the insurance carrier after manager receives notice of any such loss, damage or injury and will take no action (such as admission of liability) which might bar Owner from obtaining any protection afforded by any policy Owner may hold or which might prejudice Owner in its defense to a claim based on such loss, damage or injury. Owner shall have the exclusive right, at its option, to conduct the defense to any claim, demand or suit within limits prescribed by the policy or policies of insurance.

        Manager shall furnish whatever information is requested by Owner for the purpose of establishing the placement of insurance coverages and shall aid and cooperate in every reasonable way with respect to such insurance and any loss thereunder. Owner shall include in its hazard policy covering the Property, personal property, fixtures and equipment located thereon, and Manager shall include in any fire policies for its furniture, furnishings or fixtures situated at the Property, appropriate clauses pursuant to which the respective insurance carriers shall waive all rights of subrogation with respect to losses payable under such policies.

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        4.2 Additional Insurance.  Manager must furnish a certificate evidencing Workers' Compensation and crime insurance in a form acceptable to Owner. Crime insurance shall be for an amount not less than $40,000. The certificate shall be attached thereto an endorsement that Owner will be given at least ten (10) days prior written notice of cancellation of or any material change in the policy. Owner will not reimburse Manager for Manager's cost of such insurance, or for any and all coverage Manager obtains for its own account.

        4.3 Subcontractor's Insurance. Manager shall require that all subcontractors brought onto the Property have insurance coverage at the subcontractor's expense, in the following minimum amounts:

        (a) Workers' Compensation - Statutory Amount

        (b) Employer's Liability (in those areas where it is required) $100,000 minimum

        (c) Comprehensive General Liability (minimum):

            i. $100,000 Bodily Injury per person
               $300,000 per occurrence
               $100,000 Property Damage

                         or

           ii. $300,000 Combined Single Limit

        Manager must obtain Owner's permission to waive any of the above requirements. Higher amounts may be required if the work to be performed is sufficiently hazardous. Manager shall obtain and keep on file a Certificate of Insurance which shows that the subcontractor is so insured.

                                   ARTICLE IV

                     FINANCIAL REPORTING AND RECORD KEEPING

        5.1 Books of Accounts. Manager, in the conduct of its responsibilities to Owner, shall maintain adequate and separate books and records for the Property, the entries to which shall be supported by sufficient documentation to ascertain that said entries are properly and accurately recorded to the Property. Such books and records shall be maintained by Manager at Manager's address stated in Section 15.1 hereof or at such other location as may be mutually agreed upon in writing. Manager shall ensure such control over accounting and financial transactions as is reasonably required to protect Owner's assets from theft, error or fraudulent activity on the part of Manager's employees or other agents. Losses arising from such instances are to be borne by Manger and shall include but not be limited to:

        (a) Theft of assets by Manager's employees or other agents.

        (b) Overpayment or duplicate payment of invoices arising from either fraud or error.

        (c) Unauthorized use of facilities by Management's employees or associates.

        5.2 Account Classification. Manager shall adopt a Chart of Accounts acceptable to Owner.

        5.3 Financial Reports. Manager shall furnish reports of all transactions occurring during the prior month. these reports are to be received by Owner on or before the 10th day of the month after the above described accounting period and must show all collections, delinquencies, uncollectible items, vacancies, and other matters pertaining to the management, operations, and maintenance of the Property during the month. The report shall include the items listed on Schedule "B", attached hereto and made a part hereof, and a comparison of monthly and year-to-date actual income and expense with the Approved Operating Budget for the Property. In addition, Manager shall prepare forms prescribed by Owner to facilitate the input of financial information into Owner's accounting system.

        5.4 Supporting Documentation. As additional support to the monthly financial statements, Management shall provide such additional supporting documentation as may reasonably be requested by Owner.

        5.5 Transfer of Funds. If Owner elects in writing to have Manager collect rents payable for Leases with respect to the Property, on or before the 10th of every month, Manager shall remit the cash balance in the Operating Account after deducting the authorized working capital amount and known major expenditures that will be paid between that date and the last day of the month and the sums which Owner is required to maintain in the Operating Account.

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        Checks for remittances should be delivered to Owner, independent of required financial reports, in the most expeditious manner possible as directed by Owner.

        5.6 Accounting Principles. All financial statements and reports required by Owner will be prepared in accordance with generally accepted accounting principles with the execution that Owner may specify that the statements be prepared on a cash basis.

                                   ARTICLE VI

                             OWNER'S RIGHT TO AUDIT

        6.1 Owner reserves the right for Owner's employees, or others appointed by Owner, to conduct examinations during normal business hours after three (3) days written notification, of the books and records maintained for Owner by Manager no matter where the books and records are located. Owner also reserves the right to perform any and all additional audit tests relating to Manager's activities, either at the Property or at any office of Manager; provided, such audit tests are related to those activities performed by Manager for Owner.

        Should Owner's employees or appointees discover weaknesses in internal control or errors in record keeping, Manager shall correct such discrepancies, either upon discovery or within a reasonable period of time. Manager shall inform Owner, in writing, of the action taken to correct such audit discrepancies.

        Any and all such audits conducted by Owner's employees or appointees will be at the sole expense of Owner unless audit discrepancies are discovered in excess of three percent (3%) and then will be at Manager's expense.

                                  ARTICLE VII

                                 BANK ACCOUNTS

        7.1 Operating Account. Owner shall establish an Operating Account for the Property and shall maintain therein funds sufficient to pay for the operation, maintenance and repair of the Property in accordance with the approved Budget. Such Operating Account shall be maintained in a bank approved by Owner in a special account or accounts (the "Operating Account") for the Property in the name of Manager.

        The bank shall be informed in writing that the funds are held in trust for Owner. A separate and exclusive account shall be created with a name designated by Owner for the Property. Out of the account, Manager shall pay the operating expenses of the Property and any other payments relative to the Property as required by the terms of this Agreement. If more than one account is required to operate the Property, each account must have a unique name.

        7.2 Change of Banks. Owner may direct Manager to change a depository bank of the depository arrangements.

        7.3 Access to Account. Through the use of signature cards, authorized representatives of Owner and/or Manager shall be permitted access to any and all funds in the bank accounts described in Sections 7.1 and 7.2 hereof.

                                  ARTICLE VIII

                              PAYMENT OF EXPENSES

        8.1 Manager's Costs to be Reimbursed. Manager shall be reimbursed out of the Operating Account or by Owner for the cost of the gross salary and wages, payroll taxes, insurance, workers' compensation and other benefits of Manager's employees required to properly, adequately, safely and economically manage, operate and maintain the Property subject to this Agreement; provided, that such employee costs have been identified and approved in the Operating Budget.

        8.2 Costs Eligible for Payment from Operating Account. Manager may pay the following expenses directly from the Operation Account subject to the conditions outlined in Article III hereof:

        (a) Cost to correct any violation of federal, state and municipal laws, ordinances, regulations and orders relative to the leasing, use, repair and maintenance of the Property, or relative to the rules, regulations or order of the local Board of Fire Underwriters or other similar body.

        (b) Actual and reasonable cost of making all repairs, decorations and alterations.

        (c) Cost incurred by Manager in connection with all service agreements approved by Owner.

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        (d)  Cost of collection of delinquent rentals collected through a collection agency which has been approved in writing in advance by Owner.

        (e) Legal fees of attorneys; provided, such attorneys have been approved (or designated as provided in Section 3.6 hereof) by Owner in writing in advance of retention and the specific amount of such attorneys' fee has been approved by Owner in writing in advance of payment.

        (f)  Cost of capital expenditures subject to the restrictions in
             Section 3.9 hereof.

        (g)  Cost of capital expenditures subject to the restrictions in
             Section 3.9 hereof.

        (h)  Cost of service contracts approved by Owner and cost of utilities.

        (i) Cost of printed forms and supplies required for use at the Property.

        (j) Cost of travel by Manager's employees or agents to and from the Property.

        8.3 Non-Reimbursable Costs. The following expenses or costs incurred by or on behalf of Manager in connection with the management of the Property shall be at the sole cost and expense of Manager and shall not be reimbursed by Owner:

        (a) Cost of gross salary and wages, payroll taxes, insurance, worker's compensation, and other benefits of manager's office personnel not identified in the approved operating Budget.

        (b) General accounting and reporting services which are considered to be within the reasonable scope of Manager's responsibility to Owner.

        (c) Cost of forms, papers, ledgers, and other supplies and equipment used in Manager's office at any location off the Property.

        (d) Cost of electronic data processing equipment, or any pro-rata charge thereon, whether located at the Property or at Manager's office off the Property.

        (e) Cost of electronic data processing, or any pro-rata charge thereof, for data processing provided by computer service companies.

        (f) Political or charitable contributions, except that certain charitable contributions may be made after prior consent of Owner.

        (g)  Cost of advances made to employees.

        (h) Cost attributable to losses arising from gross negligence or fraud on the part of Manager, Manager's associates or Manager's employees.

        (i) Cost of comprehensive crime insurance purchased by Manager for its own account.

        (j)  Training expenses.

        (k)  Employment fees unless specifically approved by Owner.

        (l)  All other costs or expenses of Manager not enumerated in
             Section 8.2 hereof.


                                   ARTICLE IX

                   INSUFFICIENT DEPOSITS TO OPERATING ACCOUNT

        9.1 Priorities. If at any time the balance of funds in the Operating Account shall not be sufficient to pay the bills and charges which may be incurred with respect to the property, or if such account is insufficient to pay the combined sum of both bills and charges, Manager shall submit to Owner a statement of all remaining unpaid bills. Owner shall provide monies to pay any unpaid expenses.


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                                   ARTICLE X

                              SALES OF A PROPERTY

        10.1 Cooperation with Sales Broker. If Owner executes a listing agreement with a broker for sale or lease of any of the Property, or any part thereof, Manager shall cooperate with such broker to the end that the respective activities of Manager and broker may be carried on without friction and without reference with tenants and occupants. Manager will permit the broker to exhibit the Property during reasonable business hours, provided the broker has secured Manager's permission in advance. Manager will not participate in any brokerage commissions associated with the Property unless it does so under a separate agreement with the Owner.

                                   ARTICLE XI

                                  COOPERATION

        11.1 Cooperation. Should any claims, demands, suits or other legal proceedings be made or instituted by any person against Owner or title holder of the Property which arise out of any of the matters relating to this Agreement, Manager shall give owner all pertinent information and reasonable assistance in the defense or other disposition thereof.

                                  ARTICLE XII

                                  COMPENSATION

        12.1 Compensation. Each month Manager shall receive the fees provided for in Schedule "C" for its services in managing the Property in accordance with the terms and tenor of this Agreement.

        The term "Gross Rental Receipts" for the purpose of computation of the management fee provided for in Schedule "C" hereof will include all income and receipts of any kind related to the occupancy and use of the Property except:

        (1) security deposits, unless and not until such deposits are applied as rental income upon termination of a lease;

        (2) rents paid in advance of the date until the month in which such payments are to apply as rental income;

        (3) receipts of monies payable under policies of fire and casualty insurance;

        (4) receipts of monies payable as a result of condemnation of all or any part of the Property; and

        (5) expenses paid directly by tenants.

        12.2 Default. Should Owner fail to perform Owner's obligations hereunder and if such failure shall continue for a period of ten (10) days after Owner's receipt of written notice from Manager of such default, Manager may, in addition to any other remedies Manager may have at law or in equity, cancel and terminate this Agreement and proceed to collect by any lawful means any sums which may be due Manager under this Agreement.

                                  ARTICLE XIII

                                  TERMINATION

        13.1 Termination on 60-day Notice. Either party hereto may terminate this Agreement without cause by giving the other party at least sixty (60) days written notice; provided, however, that the provisions hereof relating to financial settlements shall survive such termination until full settlement has been made in accordance with this Agreement.

        13.2 Final Accounting. Upon termination of this Agreement for any reason, Manager shall deliver to Owner the following with respect to the
Property:

        (a) A final accounting, reflecting the expenses on the Property as of the date of termination or withdrawal to be delivered within thirty
            (30) days after such termination or withdrawal.

        (b) Any balance or monies of Owner or tenant security deposits, or both, held by Manager with respect to the Property to be delivered immediately upon such termination or withdrawal.

        (c) All records, contracts, leases, receipts for deposits, unpaid bills and other papers or documents which pertain to the Property to be delivered immediately upon such termination or withdrawal.

        Upon such termination or withdrawal, Owner will assume responsibility for payment of all approved or authorized unpaid bills and shall pay Manager any fees due hereunder to the date of such termination.

                                  ARTICLE XIV

                                    NOTICES

        14.1 Notices. All notices, demands, consents and reports provided for in this Agreement shall be in writing and shall be given to Owner or Manager at the address set forth below or at such other address as they individually may specify thereafter in writing:

        OWNER    Murray Income Properties II, Ltd.
                 c/o Crozier Partners IX, Inc.
                 5550 LBJ Freeway, Suite 675
                 Lock Box #6 Dallas, Texas 75240
                 Attn: Brent Buck

        MANAGER  Murray Realty Investors IX, Inc.
                 5550 LBJ Freeway, Suite 675
                 Lock Box #6 Dallas, Texas 75240
                 Attn: Linda S. Flynn

        Such notice or other communication may be mailed by United States registered or certified mail, return receipt requested, postage prepaid and may be deposited in a United States Post Office or a depository for the receipt of mail regularly maintained by the post office. Such notices, demands, consents and reports may also be hand delivered or by any other method or means permitted by law. For purposes of this Agreement, notices will be deemed to have been "given" upon personal delivery thereof or 48 hours after having been deposited in the United States mail as provided above.

                                   ARTICLE XV

                              NON-ASSIGNABLE, ETC.

        15.1 No Assignment. This Agreement and all rights hereunder shall not be assignable by either party hereto (except as may be required by a surety company in a matter of subrogation).

        15.2 Consent and Approvals. Owner's consents or approvals may be given only by representatives of Owner from time to time designated in writing by an officer of Owner located at the address provided in Section 14.1 hereof. All such consents or approvals shall also be in writing. Consents and/or approvals will not be necessary if they are not readily obtainable in emergency situations where life and property are in jeopardy.

        15.3 Pronouns. The pronouns used in this Agreement referring to Owner and/or Manager shall be understood and construed to apply whether Owner and/or manager be an individual, co-partnership, corporation or an individual or individuals doing business under a firm or trade name.

        15.4 Amendments. Except as otherwise herein provided, any and all amendments, additions or deletions to this Agreement shall be null and void unless approved by the parties in writing.

        15.5 Headings. All headings herein are inserted for convenience and ease of reference only and are not to be considered in the construction or interpretation of any provision of this Agreement.

        15.6 Representations. Manager represents and warrants that it is fully qualified and licensed, to the extent required by law, to manage the Property and perform all obligations assumed by Manager hereunder and has the authority to enter into this Agreement.

        15.7 Complete Agreement. This Agreement and Schedules "A", "B" and "C", attached hereto and made a part hereof supersedes and takes the place of any and all previous agreements entered into between the parties hereto relating to the Property covered by this Agreement.

        IN WITNESS WHEREOF, the parties hereto have executed this Agreement the date and year first above written.


                                        OWNER:

                                        MURRAY INCOME PROPERTIES II, LTD


                                        BY:  CROZIER PARTNERS IX, Ltd.

                                        BY:  /s/ JACK E. CROZIER
                                           --------------------------------
                                                 Jack E. Crozier
                                                 General Partner


                                        MANAGER:

                                        MURRAY REALTY INVESTORS IX, Inc.


                                        BY: /s/ BRENT BUCK
                                           --------------------------------
                                                Brent Buck
                                                Executive Vice President

                                  SCHEDULE "A"

                              (Legal Description)


BEING all of that certain lot, tract or parcel of land situated in Block 7, THIRD INSTALLMENT, INDUSTRIAL COMMUNITY NO. 5, GREAT SOUTHWEST INDUSTRIAL DISTRICT, an addition to the City of Grand Prairie, Tarrant County, Texas, as recorded in volume 388-78, page 58, of the Plat Records of Tarrant County, Texas, and Block 2, FOURTH INSTALLMENT, INDUSTRIAL COMMUNITY NO. 5, GREAT SOUTHWEST INDUSTRIAL DISTRICT, an addition to the City of Grand Prairie, Tarrant County, Texas, as recorded in volume 388-110, page 94 of the Plat Records of Tarrant County, Texas, and being more particularly described as follows:

BEGINNING at the northwest corner of Site 1, Block 2 of the Fourth Installment of Industrial Community No. 5, Great Southwest Industrial District, an Addition to the City of Grand Prairie, Tarrant County, Texas, as recorded in volume 388-115, page 33, of the Plat Records of Tarrant County, Texas; said point also being on the south right-of-way line of Avenue R (a 60 foot right-of-way);

THENCE South, 418.98 feet along the west line of Site 1 to an iron rod for corner;

THENCE North 89 degrees 53 minutes 56 seconds West, 900.00 feet to an iron rod for corner on the east right-of-way line of Great Southwest Parkway (a 100.00 foot right-of-way);

THENCE North, 392.39 feet with the east line of Great Southwest Parkway to an iron rod for corner at the beginning of a curve to the right having a central angle of 90 degrees 00 minutes 00 seconds and a radius of 25.00 feet;

THENCE around said curve, a distance of 39.27 feet to an iron rod for corner on the south line of Avenue R;

THENCE East, 875.00 feet with the south line of Avenue R to the PLACE OF BEGINNING and CONTAINING 376,231.59 square feet or 8.6371 acres of land, more or less.

                                  SCHEDULE "C"

                                       to

                      OFFICE BUILDING MANAGEMENT AGREEMENT

                                 by and Between

                 MURRAY INCOME PROPERTIES II, LTD., as "Owner"

                                      and

                 Murray Realty Investors IX, Inc., as "Manager"


1. The competition or fee payable for the services provided for herein shall be three percent (3%) of the Gross Monthly Rental Receipts from the Property, which compensation or fee shall be paid monthly in arrears without any deduction or setoff whatsoever with the first payment being due on or before the tenth (10th) day of the calendar month next following the calendar month in which the term hereof commences and continuing thereafter on the same day of each subsequent calendar month during the term hereof for the immediately preceding calendar month or partial calendar month except that the compensation or fee for the last month or partial month shall be payable within ten (10) days after the expiration of the term hereof. Should the term hereof commence on a date other than the first day of any calendar month or expire on a date other than the last day of a calendar month, the compensation or fee provided for in Paragraph (i) above shall be prorated on the basis of the number of days in that month.

2. Tenant Finish Fee. Should Manager perform construction services in connection with the completion of improvements to be made in leased premises by virtue of lease agreements affecting the Properties or otherwise at the request of Owner, Owner agrees to pay Manager a fee which shall be mutually agreed upon by both parties.